Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
EOG Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Equity	Common Stock, par value $0.01	Rule 456(b) and Rule 456(r)	(2)	(2)	(2)	(3)	(3)

	Equity	Preferred Stock, par value $0.01	Rule 456(b) and Rule 456(r)	(2)	(2)	(2)	(3)	(3)

	Other	Common Stock Purchase Contracts	Rule 456(b) and Rule 456(r)	(2)	(2)	(2)	(3)	(3)

	Other	Common Stock Purchase Units	Rule 456(b) and Rule 456(r)	(2)	(2)	(2)	(3)	(3)

	Other	Warrants	Rule 456(b) and Rule 456(r)	(2)	(2)	(2)	(3)	(3)

	Other	Depositary Shares (4)	Rule 456(b) and Rule 456(r)	(2)	(2)	(2)	(3)	(3)

	Other	Units (5)	Rule 456(b) and Rule 456(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A	N/A	N/A

Total Offering Amounts						N/A		N/A

Total Fees Previously Paid						N/A		N/A

Total Fee Offsets						N/A		N/A

Net Fee Due						N/A		N/A

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)
There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(3)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this Registration Statement.
(4)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then the registrant will distribute depositary receipts to those persons purchasing the fractional interests and will issue the shares of preferred stock to the depositary under the deposit agreement.

(5)
Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more of the securities being registered hereby, which may or may not be separable from one another.